Exhibit 99.1

Contact:	Brad Belhouse — Investors	David Strow — Media
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6367	(702) 407-6530

Release #HET 05-0516

Harrah’s Entertainment Declares Quarterly Cash Dividend

                LAS VEGAS, May 2, 2005 — The board of directors of Harrah’s Entertainment, Inc. (NYSE: HET) declared a regular quarterly cash dividend of 33 cents per share, payable May 25, 2005, to shareholders of record as of the close of business on May 11, 2005.

                Various subsidiaries of Harrah’s Entertainment, Inc. own or manage 25 casinos in the United States, primarily under the Harrah’s and Horseshoe brand names. Founded 67 years ago, Harrah’s Entertainment is focused on building loyalty and value with its valued customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

                Additional information about Harrah’s Entertainment is available at www.harrahs.com.

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